                              AMENDMENT AGREEMENT

THIS AGREEMENT is made as of the 9th day of December, 1999.

BETWEEN:

              DAVID HOUSTON, Businessperson, of
              1343 Duncan Drive, Delta, British Columbia,
              V6L 1R3

                                                           OF THE FIRST PART:
AND:

              585735 B.C. LTD.,
              a company incorporated under the laws of British Columbia and having its registered office at 600 - 815 Hornby Street, Vancouver, British Columbia, V6Z 2E6

                                                           OF THE SECOND PART:

AND:

              ANDREW DOYLE, Investment Advisor, of
              933 Bentall III, 595 Burrard Street, Vancouver,
              British Columbia.

                                                           OF THE THIRD PART:
AND:

              FEDORA INDUSTRIES INC.
              a company incorporated under the laws of British Columbia and having its records and registered office at 1600 - 777 Dunsmuir Street
              Vancouver, British Columbia
              V7Y 1K4

                                                           OF THE FOURTH PART:

WHEREAS:

A. The parties are party to a Share Purchase Agreement dated September 3, 1999 (the "Share Purchase Agreement"); and

B. The parties now wish to amend the Share Purchase Agreement as set out herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and respective covenants and agreements contained herein and in the Share Purchase Agreement, the parties hereto agree as follows:

1. The Share Purchase Agreement is hereby amended by deleting Schedule A in its entirety and replacing it with the following:

                                  SCHEDULE "A"

DAVID HOUSTON            Cash $16,000.00
                         Fedora shares - 1,202,858

585735 B.C. LTD.         Cash $40,000.00
                         Fedora shares - 557,142
                         Fedora warrants - 500,000

ANDREW DOYLE             Cash $0.0
                         Fedora shares - 540,000

                                    OPTIONS

JOHN CONGO                           25,000

JON KNOWLDEN                         20,000

KATIE COLES                          20,000

SANGIL YOON                          35,000

KEVIN JAMIESON                       30,000

MIKE EDWARDS                         30,000

DON SHAW                             50,000

SHARON HUANG                         90,000

DAVID HOUSTON                       100,000

TOTAL                               400,000

2. The Share Purchase Agreement is, in all other respects, hereby ratified, approved and confirmed.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

The CORPORATE SEAL of FEDORA       )
INDUSTRIES INC. was hereunto       )
affixed in the presence of:        )               C/S
  /s/ [ILLEGIBLE]                  )
-------------------------------    )
                                   )
-------------------------------    )


SIGNED, SEALED AND DELIVERED       )
BY DAVID HOUSTON in the presence   )
of:                                )        /s/ David Houston
      Jon Knowlden                 )        ------------------------------
-------------------------------    )        DAVID HOUSTON
  /s/ Jon Knowlden                 )
-------------------------------    )


THE CORPORATE SEAL of              )
585735 B.C. Ltd. was hereunto      )
affixed in the presence of:        )               C/S
                                   )
-------------------------------    )
  /s/ [ILLEGIBLE]                  )
-------------------------------    )


SIGNED, SEALED AND DELIVERED       )
BY ANDREW DOYLE in the presence    )
of:                                )        /s/ Andrew Doyle
  /s/ [ILLEGIBLE]                  )        ------------------------------
-------------------------------    )        ANDREW DOYLE
                                   )
-------------------------------    )